EXHIBIT 99.1
Pacific Sunwear of California, Inc.
July 28, 2006
VIA PERSONAL DELIVERY
Mr. Seth Johnson
Chief Executive Officer
Pacific Sunwear of California, Inc.
3450 East Miraloma Avenue
Anaheim, CA 92806
Re: Notice of Election to Extend Employment Agreement
Dear Seth:
     Reference is made to the Employment Agreement (the “Agreement”) between you and Pacific Sunwear of California, Inc. (the “Company”), dated October 11, 2004. We are delivering to you this letter on this date (July 28, 2006). Please be advised by this letter that the Company hereby elects to extend the Agreement for an additional one-year period ending on October 31, 2007, in accordance with Section 2 of the Agreement.

Sincerely,

/s/ GERALD M. CHANEY
Gerald M. Chaney
Sr. Vice President, Chief Financial
Officer and Secretary